UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 7, 2017

METROPOLITAN BANK HOLDING CORP.

(Exact name of the registrant as specified in its charter)

New York	001-38282	13-4042724
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

99 Park Avenue
New York, New York	10016
(Address of principal executive offices)	(Zip Code)

(212) 365-6700

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 7, 2017, Metropolitan Bank Holding Corp. (the “Company”) entered into an Underwriting Agreement (the “Agreement”) with J.P. Morgan Securities LLC and Keefe, Bruyette & Woods, Inc. (collectively, the “Underwriters”), related to an underwritten public offering (the “Offering”) of 3,100,000 shares of its common stock, par value $0.01 per share (the “Common Stock”) at a public offering price of $35.00 per share. The Underwriters have agreed to purchase the shares pursuant to the Underwriting Agreement at a price of $32.55 per share. The Company has also granted the Underwriters a 30-day option to purchase up to an additional 465,000 shares of Common Stock at the same price per share. The Offering is expected to close on November 10, 2017, subject to the satisfaction of customary closing conditions.

The Agreement contains customary representations, warranties and covenants that are valid as between the parties and as of the date of entering into such Agreement, and are not factual information to investors about the Company.

In connection with the Offering, the Company, each of the Company’s directors and executive officers, and certain of the Company’s stockholders have entered into 180-day “lock-up” agreements with respect to the sale of shares of common stock, subject to customary exceptions, the form of which agreement is attached to the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 8.01	Other Events

On November 7, 2017, the Company issued a press release announcing that it had priced it underwritten public offering of 3,100,000 shares of common stock at a price of $35.00 per share. The offering was expected to result in gross proceeds to the Company of approximately $108.5 million. The net proceeds to the Company, after deducting the underwriting discount and estimated offering expenses, were expected to be approximately $99.9 million. A copy of the Company’s press release dated November 7, 2017 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of November 7, 2017, by and among Metropolitan Bank Holding Corp., J.P. Morgan Securities LLC, and Keefe, Bruyette & Woods, Inc.

99.1	Press Release dated November 7, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

METROPOLITAN BANK HOLDING CORP.

Dated: November 8, 2017	By:	/s/ Mark R. DeFazio
Mark R. DeFazio
President and Chief Executive Officer